GTX CORP

MANAGEMENT CONVERTIBLE PROMISSORY NOTE

Amount: $##,###.##	Date: XXX ##, ####

FOR VALUE RECEIVED, the undersigned, GTX Corp, a Nevada corporation (“Maker”), promises to pay to the order of XXXXXX (“Lender”), the principal sum of XXXXXX 100’s ($##,###.##) Dollars, on or before March 31, 2018 (“Maturity Date”). Maker and Lender are collectively referred to hereinafter as the “Parties.” This Promissory Note (“Note”) is issued in response to accrued back salary loan agreement between Maker and Lender (“Salary Loan Agreement”). Parties agree that the above stated U.S. dollar amount is accrued back salary and upon execution will adhere to the conditions below.

1. Interest Rate. The unpaid principal under this Note shall bear simple interest at the rate of ten percent (10%) per annum.

2. Calculation of Interest. All interest due hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

3. Payments. Any and all accrued interest together with the principal shall be due and payable to Lender, at Lender’s address of record, by the Maturity Date.

4. In the event of a Fundamental Transaction whereby (i) the note holder is terminated without cause, (ii) there is a change in the composition of more than 4 board members (iii) ownership of more than 50.1% of the total outstanding GTXO shares from one or more related transactions, but not limited to a merger, tender offer, spin off, recapitalization, stock purchase agreement, etc. The outstanding principal and interest balance of the note will be due in full to lender within 5 business days from the close of the transaction. If note is not paid in full on or before the 5th business day, the note will go into default and will begin accruing additional interest at the rate of 1% per day.

5. Voluntary Prepayment. Maker may, at any time, prepay the unpaid Amount Advanced evidenced by this Note, in whole or in part, without penalty or premium, by paying to Lender, in cash or stock as agreed upon by both parties. If any such prepayment is less than a full repayment, then such prepayment shall be applied first to the payment of accrued interest and the remaining payment balance shall be applied to the payment of principal.

6. Waivers. Except as set forth elsewhere herein, Maker, for itself and its legal representatives, successors, and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity, and diligence in collection.

7. Extension. If parties agree to extend the term of the note and payments beyond the due date of March 31st 2018. Lender will be able to convert any outstanding balance into common shares at 150% value of the outstanding balance. Example if lender at the time is owed $10,000 lender will have an option to convert the balance into $15,000 worth of shares.

8. Default. Maker shall be deemed in default if any of the following events occur: (a) Maker fails to make payments hereunder when due; (b) the entry of a decree or order by a court having appropriate jurisdiction adjudging Maker a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of Maker under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of Maker’s property, or ordering the winding up or liquidation of Maker’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (c) the institution by Maker of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of Maker contained in this Note, within 20 days after receipt of written notice from Lender demanding such compliance.

9. Attorneys’ Fees. In the event it should become necessary to employ counsel to collect this Note, Maker agrees to pay the reasonable attorneys’ fees and costs incurred by Lender in connection with Lender’s collection efforts, irrespective of whether Lender files suit against Maker.

10. Amendments in Writing. This Note may only be changed, modified or amended in writing signed by both Parties.

11. Choice of Law. The Note and all transactions hereunder and evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws of the State of California.

12. Conversion and Share Issuance. Lender shall have the right, but not the obligation to convert up to 50% of the Amount Advanced and accrued interest into shares, warrants or options of common or preferred stock of Maker, as mutual agreed upon by the Maker and Lender. Such balance may be converted, in whole or in part, before or after the expiration of the due date, at the option of the Holder, into common stock of the Company (“Conversion Shares”) at $0.01 (the “Conversion Price”).

“MAKER”

GTX Corp, a Nevada corporation

Signature: Patrick Bertagna - Chief Executive Officer

“Lender”

Name